Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2010 (except for Note 16(i), as to which the date is July 20, 2010 and Notes 16(j) and 16(k), as to which the date is October 19, 2010) in Amendment No.2 to the Registration Statement (Form F-1 File No. 333-170033) and the related Prospectus of Costamare Inc. for the registration of up to 15,295,000 shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

November 1, 2010